NEITHER THIS NOTE NOR THE SECURITIES THAT MAY BE ISSUED BY THE BORROWER UPON CONVERSION HEREOF, (COLLECTIVELY, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (i) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR APPLICABLE STATE SECURITIES LAWS; OR (ii) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (iii) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

EXCHANGE CONVERTIBLE PROMISSORY NOTE

Aggregate Principal Amount: $150,000.00	February 7, 2017 (Tacking Back to June 30, 2015) (the "Issuance Date")

FOR VALUE RECEIVED, Simlatus Corp., a Nevada corporation (together with each of its past, present and future successors, predecessors, Affiliates and Subsidiaries, collectively, “SIML” or the "Company"), hereby promises to pay to the order of GHS Investments, LLC, a Nevada limited liability company and an accredited investor (“GHS” or the "Holder"), the total amount of One Hundred Fifty Thousand Dollars ($150,000.00), on demand of the Holder or as otherwise provided herein (the "Maturity Date").

This Exchange Convertible Promissory Note (this “Note”) was issued to GHS pursuant to a Settlement and Release Agreement dated as of February 7, 2017 by and between the Company and the Holder (the “Settlement Agreement”) in exchange for the Convertible Promissory Note in the aggregate principal amount of $15,886; Dated April 28, 2016 (Tacking Back to a Convertible Promissory Note between Direct Capital Group, Inc. and Grid Petroleum Corp. and dated June 30, 2015) of the Company issued to GHS (together with all exhibits, schedules, supplements and amendments, collectively, the “Existing Note”).

This Note shall be payable pursuant to Paragraph 1 and the Company expressly acknowledges and agrees that the Holder, the Company and all shares of common stock, par value $0.00001 per share of the Company (the “Common Stock”), issuable upon conversion of this Note meet all of the respective obligations under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) including, but not limited to, the holding period and the Company being current in its reporting requirements with the SEC, and that all such shares of Common Stock may be sold under Rule 144.

1. Payment.

Except as otherwise provided herein, payment of outstanding amounts of this Note shall be made pursuant to conversion by the Holder of amounts owed into shares of common stock, of no more than Fourteen Thousand Dollars ($14,000) of conversions per week, and no more than $2,800 of amounts owed and converted into shares of Common Stock shall be sold per Trading Day; provided, however, notwithstanding anything to the contrary provided herein or elsewhere, upon an Event of Default, at the option of the Holder, all or any portion of amounts owed hereunder shall be paid through the payment of U.S. Dollars. Subject to any limitations provided herein, the Holder may convert this Note into shares of Common Stock at any time and from time to time until no amounts due under this Note are outstanding. Notwithstanding anything to the contrary provided herein or elsewhere, except upon express prior written consent of the Holder this Note may not be prepaid.

1. (a) Interest.

The Note bears no interest; provided, however, that notwithstanding anything to the contrary provided herein or elsewhere, upon an during an Event of Default, interest shall accrue on the then outstanding amount of this Note and be payable at the rate of six (6%) per annum (based upon a 12 month year with each month having 30 days) and shall be paid either in cash upon demand by the Holder or at the option of the Holder by adding on a daily basis the accrued and unpaid interest into the outstanding principal amount of this Note.

2. Conversion of Note.

At the discretion of the Holder, this Note shall be convertible, in whole or in part, at any time and from time to time into shares of Common Stock on the terms and conditions set forth in this Paragraph 2 as follows:

(a)	Except as provided elsewhere herein, the initial aggregate principal amount that may be converted on this Note is $150,000.

(b)
All amounts owed under this Note shall be convertible into shares of Common Stock at a conversion price (the “Conversion Price”) equal to a thirty percent (30%) discount to the average VWAP during the fifteen (15) Trading Days prior to the date of a conversion notice the form of which is annexed hereto as Exhibit A (a “Conversion Notice”).

(c)
Except as otherwise provided herein, no more than $14,000 of this Note shall be converted per week, and no more than $2,800 of amounts owed and converted into shares of Common Stock shall be sold per Trading Day.

(d)
In the discretion of the Company, the conversion and trading amount set forth in this section 2(c) may be increased (but never decreased) to allow for a higher dollar amount of per week conversions and a higher dollar amount of per day trading.

(e)	At any given time, GHS may not beneficially own more than 4.99% of the issued and outstanding shares of Common Stock.

(f)
Except as otherwise provided herein, all amounts due under this Note shall be converted into shares of Common Stock pursuant to Rule 144 of the Securities Act into un-legend shares at the Conversion Price.

3. Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

(a) Holder's Delivery Requirements. To convert any amounts owed under this Note into shares of Common Stock on the date (the “Conversion Date”) set forth in a Conversion Notice, the Holder shall transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., Eastern Time on such date, a copy of a fully executed Conversion Notice to the Company. The Holder shall have no obligation to submit this Note to effectuate one or more conversions.

(b) Company's Response; Issuance. Upon receipt by the Company of a copy of a Conversion Notice by and to the email address of the Company set forth in Section 2(b) of this Note, the Company shall as soon as practicable, but in no event later than five (5) Business Days after receipt (or deemed receipt)of such Conversion Notice (the “Delivery Date”), sent by overnight courier, a stock certificate, registered in the name of the Holder, for the number of shares of Common Stock to which the Holder shall be entitled to receive as set forth in the Conversion Notice; provided, however, notwithstanding anything to the contrary provided herein or elsewhere, if the Company is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer  (“FAST”) program, then the Company shall, in lieu of delivering physical certificates representing shares of Common Stock, cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system no later than the Delivery Date with such shares.

(c) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(d) Taxes. Each party shall be responsible for any tax liability they may incur by the conversion of the Note.

3. Other Rights of the Holder.

(a) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any (i) Organic Change or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement (in form and substance reasonably satisfactory to the Holder) to deliver to Holder in exchange for this Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Note and the TA Letter, and reasonably satisfactory to the Holder. Prior to and as a condition of the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Holders of a majority of the Conversion Amount of the Notes then outstanding) to ensure that each of the Holders will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such Holder's Note, such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such Holder's Note as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Note).

(b) Shares. At all times an outstanding balance on this Note exists, the Company will maintain a sufficient amount of shares on reserve with its transfer agent to facilitate the conversion of this Note into Shares.  In the event there are insufficient authorized shares to accommodate the reserve, and or a conversion, the Company, within 3 Business Days, will file a Certificate of Amendment with the State of Nevada increasing the amount of Shares to sufficiently accommodate conversions of the Note until the Note has been satisfied in full.

4. Reservation of Shares. The Company shall at all times, so long as any amount of this Note is outstanding, reserve and keep available out of its authorized, unreserved and unissued Common Stock, solely for the purpose of effecting conversions of this Note, such number of shares of Common Stock as shall at all times be sufficient to at all times effect the conversion of all amounts then due under this Note; provided that the initial number of shares of Common Stock so reserved upon execution of this Note shall be 750,000,000 (which number is equal to three multiplied by the quotient obtained by dividing (x) $150,000 by (y) $0.0006 (the final trading price per share of Common Stock on January 5, 2017)) and at any time and from time to time upon written request of GHS, the Company shall provide to the Holder no later than 5 Business Days from the date of any such written request, evidence of such share reservation from the Transfer Agent. Upon execution of the Settlement Agreement and this Note the Company shall deliver to the Holder an Irrevocable Share Reservation and Share Issuance Agreement dated as of the date hereof between the Company and the Company’s Transfer Agent and GHS (as a 3rd party beneficiary), executed by the Company and the Transfer Agent which shall be in the form annexed hereto as Exhibit B (the “TA Letter”).

5.	Voting Rights. Holders shall have no voting rights, except as required by law.

6.
Reissuance of Note. This Note may be converted, subject to any restrictions provided herein, without the obligation of providing the Company’s Transfer Agent with this Note or executing a replacement Note, unless the Holder does send the Transfer Agent this Note, than the Company shall issue a new Note within 3 Business Days.  A table of all conversions shall be kept by both GHS and the Company. An example of the conversion table is attached to this Note.

7. Defaults and Remedies.

(a) Events of Default. An "Event of Default" is: (i) a default for five (5) consecutive days from the date of a Conversion Notice to comply with a Conversion Notice including to issue shares pursuant to the Conversion Notice and Paragraph 3; (ii) failure by the Company for five (5) consecutive days after notice to it to comply with any other material provision of this Note; (iii) failure of GHS to comply with any material provision of this Note; (iv) the failure of the Company or the Company’s Transfer Agent to comply with the TA Letter, (v) any breach of the Settlement Agreement, (vi) if the Company pursuant to or within the meaning of any Bankruptcy Laws; (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (I) is for relief against the Company in an involuntary case; (2) appoints a Custodian of the Company or for all or substantially all of its property; or (3) orders the liquidation of the Company or any subsidiary, and the order or decree remains un-stayed and in effect for thirty (30) days. The Term "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal or State Law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law (viii) failure by the Company to maintain, in good standing, the listing of its Common Stock on the OTC Markets, the Nasdaq National Market, the Nasdaq Small Cap Market or the New York Stock Exchange or (ix) failure by the Company to timely comply with the reporting requirements of the Securities Exchange Act of 1934, as amended or any other applicable state and/or federal law, rule and/or regulation or of any rules or regulation of any regulatory body.  Notwithstanding anything to the contrary provided herein or elsewhere, so long as no other Event of Default has occurred, if an Event of Default occurs due solely because the Company does not have a sufficient amount of shares of Common Stock authorized under its Articles of Incorporation, the Company shall have ten (10) Business Days from the occurrence of such default to cure such default.

(b) Default by GHS.  In the event GHS converts more than $14,000 of amounts owed under this Note per week, or sells, trades, transfers, or otherwise disposes of more than $2,800 worth of amounts owed and converted into shares per any given day, then GHS shall be in default of its obligations of this Note and any remaining balance of the Note shall be forfeited and cancelled; provided, however, that this Section 7(b) shall not apply in the case of any action taken by GHS as a result of any misinformation given by the Company, its Transfer Agent, or any other third party.

(c) Remedies.

(i) Upon the occurrence and during the continuation of any Event of Default the Holder may at its option declare this Note immediately due and payable without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein); provided, however, GHS shall have the express right to continue selling shares issuable upon conversion of the Note until all amounts due thereunder are paid in full.

(ii) Upon the occurrence and during the continuation of any Event of Default, the Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid Default Interest on the unpaid principal amount of this Note to the date of payment, (the “Default Sum”).

(d) Default by the Company. In addition to all other remedies available to the Holder, any default by the Company (unless cured in accordance with Section 7(a)) shall result in the aggregate principal amount of this Note becoming $592,000 as of the date of issuance of this Note, which tacks back to June 30, 2015.

8. Vote to Change the Terms of this Note. This Note and any provision hereof may only be amended by an instrument in writing signed by the Company and GHS.

9. Lost or Stolen Note. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Notes, the Company shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note; provided, however, the Company shall not be obligated to re-issue a Note if the Holder contemporaneously requests the Company to convert such remaining principal amount into Common Stock.

10. Payment of Collection, Enforcement and Other Costs. If: (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (ii) an attorney is retained to represent the Holder of this Note in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note, then the Company shall pay to the Holder all reasonable attorneys' fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder.

11. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

12. Governing Law. This Note and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Note shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

13. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to each Holder of Notes that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

14. Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any person as the drafter hereof.

15. Failure or Indulgence Not Waiver. No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

16.  Additional Obligations of SIML to GHS and of GHS to SIML. Except as provided in this Note, the Settlement Agreement and/or the TA Letter, there are no other obligations owed to GHS by SIML, nor to SIML by GHS.

17.  Definitions. For purposes of this Note the term “Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed, the term “Trading Day” means any day on which the Common Stock is traded on the Trading Market, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on the Trading Market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the Trading Market (or if the Trading Market does not designate in advance the closing time of trading on the Trading Market, then during the hour ending at 4:00:00 p.m., New York City time) unless such day is otherwise designated as a Trading Day in writing by the Lender, the term (g)“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise), the term (h)“Subsidiary” shall mean, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and the term “Trading Market” means any of the following markets or exchanges on which the Common Stock (or any other common stock of any other Person that references the Trading Market for its common stock) is listed or quoted for trading on the date in question: the OTC Bulletin Board, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, or the OTCQX Marketplace, the OTCQB Marketplace, the OTC Pink Marketplace or any other tier operated by OTC Markets Group Inc. (or any successor to any of the foregoing.

18.  Notice of Corporate Events. The Company shall provide the Holder with no less than 20 Business Days express written prior notification of any meeting of the Company’s shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Company shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 19.

19.  Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

(a)  GHS acknowledges that a breach of its obligations under Section 2 of this Note will cause irreparable harm to the Company and agrees, in the event of such breach, the Company shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

20.  Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

21.  Notice. All notices, required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, facsimile or e-mail if sent during normal business hours of the recipient; if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier specifying next day delivery with written verification of receipt.  If notice is given to a party, it shall be given at the address for such party set forth below:

If to GHS Investments, LLC:

GHS Investments, LLC
200 Stonehinge Lane,
Suite 3
Carle Place, NY 11514
Fax: (212) 574-3326

If to Simlatus Corp:

175 Joerschke Drive, Suite A
Grass Valley, California 95945
Attention: Gary Tilden
Email: gary.tilden@simlatus.com

With a copy (which does not constitute service) to:
Sharondmac2013@gmail.com

22.  Miscellaneous.

(a) Payment. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Note at the times, places and rate, and in the coin or currency, herein prescribed.

(b) Transfer. The Holder may transfer all or any portion of this Note upon surrender of this Note for full or partial transfer, duly endorsed by, or accompanied by a written instrument of transfer, duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees, with the express written consent of the Company. No charge shall be made to the Holder for any such transfer. Without the express written consent of the Holder, the Company may not transfer or assign any of its obligations under this Note.

The undersigned, by signing below, acknowledge that they have read, understood, and agree to the terms of this Note.

IN WITNESS WHEREOF, SIML and GHS have caused this Note to be signed by authorized parties, on and as of the Issuance Date.

SIMLATUS CORPORATION

By: _____________________________
      Gary Tilden, President

GHS INVESTMENTS, LLC

By:  ____________________________
       Mark Grober, Member

SCHEDULE 1

TABLE OF CONVERSIONS OF GHS NOTE

DATE	$ CONVERTED	VWAP PRICE	SHARES ISSUED	PRICE PER SHARE	BALANCE OF NOTE

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert $________________ of the principal amount of the Note (defined below) into Shares of Common Stock of Simlatus Corporation, FKA Grid Petroleum Corp., a Nevada corporation (the “Company”) according to the conditions of the Exchange Convertible Promissory Note of the Company dated as of February 7, 2017 (the “Note”). No fee will be charged to the Holder or Holder’s Custodian for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ]
The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker: ___________________________________________

Account Number: ____________________________________________________

[ ]
The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below:

Name of Entity/ Person: __________________
EIN #: _____________________

Date of Conversion:
Conversion Price:
Shares to Be Delivered:
Remaining Principal Balance Due After This Conversion:
Signature
Print Name:

EXHIBIT B

Irrevocable Share Reservation and Share Issuance Agreement